Exhibit 3

ENERPLUS RESOURCES FUND

FORM OF PROXY

FOR THE ANNUAL GENERAL AND SPECIAL MEETING OF UNITHOLDERS

TO BE HELD ON APRIL 23, 2003

The undersigned hereby appoints Gordon J. Kerr, the President and Chief Executive Officer of EnerMark Inc. (the “Corporation”), or failing him, David A. McCoy, the General Counsel & Corporate Secretary of the Corporation, or instead of either of the foregoing                                              as proxyholder of the undersigned, with full power of substitution, to attend, vote and act for and on behalf of the undersigned at the annual general and special meeting (the “Meeting”) of the unitholders (“Unitholders”) of Enerplus Resources Fund (the “Fund”) to be held on Wednesday, April 23, 2003, and at any adjournment of the Meeting, and on every poll which may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the Meeting, with authority to vote at the proxyholder’s discretion except as otherwise specified below:

Without limiting the general powers hereby conferred, the undersigned hereby directs the proxyholder to vote the Trust Units represented by this Form of Proxy in the following manner:

1.                                       FOR         or WITHHOLDING FROM VOTING         the nomination as directors of the Corporation for the ensuing year of the nominees described in the accompanying Information Circular and Proxy Statement, each to serve until the next annual general meeting of Unitholders or until a successor is duly elected or appointed.

2.                                       FOR         or WITHHOLD FROM VOTING         the appointment of Deloitte & Touche LLP, Chartered Accountants, as auditors of the Fund, at a remuneration to be fixed by the directors of the Corporation, to serve until the next annual general meeting of Unitholders.

3.                                       FOR         or AGAINST         the approval of the indirect acquisition by the Fund of all of the shares of Enerplus Global Energy Management Company and related matters and transactions, as more fully described in the accompanying Information Circular and Proxy Statement.

4.                                       FOR         or AGAINST         the amendment of the Fund’s trust unit rights incentive plan and trust unit option plan as more fully described in the accompanying Information Circular and Proxy Statement.

This proxy is solicited by management of the Fund.  The Trust Units represented by this Form of Proxy will be voted, where the Unitholder has given a choice above, as directed or, if no direction is given, for such proposal.  The person or persons appointed under this Form of Proxy are conferred with discretionary authority with respect to amendments or variations of those matters specified in this Form of Proxy and the Notice of Meeting and with respect to any other matters which may be properly brought before the Meeting or any adjournment thereof.  This Form of Proxy should be read in conjunction with the accompanying Notice of Meeting and Information Circular and Proxy Statement.

The undersigned hereby revokes any prior proxies.		NOTES:

DATED this day of , 2003.	1.

A Unitholder has the right to appoint a person, who need not be a Unitholder, to attend and act on his or her behalf at the Meeting other than the persons designated in this Form of Proxy.  This right may be exercised by inserting such other person’s name in the blank space provided for that purpose and striking out the other names or by completing another proper Form of Proxy and, in either case, by delivering the completed Form of Proxy to the Fund as indicated below.

Signature of Unitholder	2.

This Form of Proxy must be dated and executed by the Unitholder (using exactly the same name in which the units are held) or by his attorney authorized in writing or, if the Unitholder is a body corporate, by a duly authorized officer or attorney thereof.  A copy of any such authorization should accompany this Form of Proxy.  Persons signing as executors, administrators, trustees, etc. should so indicate.  If this Form of Proxy is not dated, it will be deemed to bear the date on which it was mailed to the Fund by the Unitholder.

Name of Unitholder (Please Print)

	3.

In order for this Form of Proxy to be effective, it must be signed and deposited with CIBC Mellon Trust Company, 200 Queen’s Quay East, Unit #6, Toronto, Ontario M5A 4K9, not less than 24 hours (excluding Saturdays, Sundays and holidays) before the Meeting or any adjournment thereof.